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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 8, 2015

Six Flags Entertainment Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-13703	13-3995059
(Commission File Number)	(IRS Employer Identification No.)

924 Avenue J East
Grand Prairie, Texas	75050
(Address of Principal Executive Offices)	(Zip Code)

(972) 595-5000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.
On June 8, 2015, Six Flags Entertainment Corporation (the “Company”) announced the commencement of a consent solicitation (the “Consent Solicitation”) to seek the consent of holders of its outstanding 5.25% Senior Notes due 2021 (the “Senior Notes”) to a proposed amendment to the indenture governing the Senior Notes (the “Proposed Amendment”). The primary purpose of the Consent Solicitation and Proposed Amendment is to permit the Company to make restricted payments of up to $400 million in the aggregate with the net proceeds from a possible future unsecured debt financing. A copy of the press release is furnished as Exhibit 99.1.

The Consent Solicitation will expire at 5:00 p.m., New York City time, on June 15, 2015, unless the Consent Solicitation is extended or earlier terminated (the “Expiration Time”). Subject to the terms and conditions of the Consent Solicitation, only the holders of Senior Notes as of 5:00 p.m., New York City time, on June 8, 2015 (the “Record Time”) who validly deliver (and do not validly revoke) their consents prior to the Expiration Time will receive a consent fee equal to $7.50 in cash per $1,000.00 in principal amount of Senior Notes in respect of which a consent is validly delivered and not validly revoked. Consents may not be revoked after the time holders of a majority of the outstanding aggregate principal amount of the Senior Notes have validly delivered and not validly revoked their consent to the Proposed Amendment.

The Consent Solicitation is contingent upon the satisfaction of certain conditions, including, without limitation, (i) the receipt of the consents of holders of at least a majority of the aggregate principal amount of the Senior Notes outstanding as of the Record Time to the Proposed Amendment by the Expiration Time and (ii) the execution of a supplemental indenture giving effect to the Proposed Amendment. If any of the conditions are not satisfied, the Company is not obligated to accept any consent to the Proposed Amendment or to pay any consent fee and may terminate the Consent Solicitation.

The complete terms and conditions of the Consent Solicitation are set forth in a Consent Solicitation Statement dated today and the related Letter of Consent (the “Consent Solicitation Documents”) that are being sent to holders of the Senior Notes. In any jurisdiction where the laws require the Consent Solicitation to be made by a licensed broker or dealer, the Consent Solicitation will be deemed made on behalf of the Company by BofA Merrill Lynch and Wells Fargo Securities, LLC, or one or more registered brokers or dealers under the laws of such jurisdiction.

BofA Merrill Lynch and Wells Fargo Securities, LLC will act as solicitation agents for the Consent Solicitation. D.F. King & Co., Inc. will act as the tabulation agent and information agent for the Consent Solicitation. Questions regarding the Consent Solicitation may be directed to BofA Merrill Lynch at (888) 292-0070 (U.S. toll-free) or (980) 388-3646 (collect) or Wells Fargo Securities, LLC at (866) 309-6316 (U.S. toll-free) or (704) 410-4760 (collect). Requests for the Consent Solicitation Documents may be directed to D.F. King & Co., Inc. at (212) 269-5550 (for bankers and brokers) or (800) 331-5963 (for all others).

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of federal securities laws. Statements related to, among other things, the consummation of the Consent Solicitation, potential changes in market conditions, the consummation of any debt financing and the use of any proceeds constitute forward-looking statements. For a description of factors that may cause the Company’s actual results, performance or expectations to differ from any forward-looking statements, please review the information under the heading “Risk Factors” included in Item 1A of the Company’s 2014 Annual Report on Form 10-K and other documents of the Company on file with or furnished to the Securities and Exchange Commission. Any forward-looking statements made in this Current Report on Form 8-K are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Company or its business or operations. Except as required by law, the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. Actual outcomes and results may differ materially from what is expressed, implied or forecasted by the Company’s forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release of Six Flags Entertainment Corporation, dated June 8, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIX FLAGS ENTERTAINMENT CORPORATION

	By:	/s/ Lance C. Balk
		Name:	Lance C. Balk
		Title:	Executive Vice President and General
Counsel
Date: June 8, 2015

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Six Flags Entertainment Corporation, dated June 8, 2015

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